Exhibit 99.2

Priceline.com Reports 1st Quarter 2004 Financial Results;

Net Income Of $5.1 Million, Or $0.13 Per Share

Gross travel bookings are $360.2 million, up 46% year over year

Priceline.com announces acquisition of Travelweb.com

NORWALK, Conn., May 3, 2004 . . . Priceline.com® (Nasdaq: PCLN) today reported 1st quarter 2004 operating and financial results and the acquisition of Travelweb.com, the online hotel service built by the nation’s leading hotel brands.

Operating and Financial Results.  Priceline’s 1st quarter 2004 gross travel bookings, which refer to the total dollar value inclusive of taxes and fees of all travel products purchased by consumers, rose 46% year-over-year to $360.2 million.  Revenues were $224.1 million, a 12% increase over 1st quarter 2003.  Gross profit grew 31% to $43.4 million, compared to $33.0 million a year ago.

Net income for the 1st quarter 2004 was $5.1 million, or $0.13 per share.  Net income applicable to common stockholders was $0.11 per share inclusive of a non-cash preferred stock dividend of $772,000.  Priceline.com’s net income of $0.13 per share exceeded First Call analyst consensus estimates of $0.08 per share.

“Priceline.com’s expanding travel product lineup, which gives consumers more choices than ever before, and a new TV ad campaign, were the catalysts that propelled the Company to higher levels of growth in the 1st quarter,” said priceline.com President and CEO Jeffery H. Boyd.  “With the new retail ticketing feature complementing our Name Your Own Price® option, we now have an airline ticketing service that can satisfy a much broader segment of the leisure travel market.  Consequently, our tickets sold in the quarter rose 28% year-over-year.”

Mr. Boyd continued, “Having a retail air option also gives us an increased ability to cross-sell other products, such as a rental car, hotel room or vacation package.  In the 1st quarter, the growth of our packages business continued to accelerate, fueled by increased demand and product improvements launched in the 4th and 1st quarters.  This helped our non-air products to continue their growth trajectories.  We sold 1.7 million hotel room nights in the quarter, a 35% increase over the 1st quarter 2003.  With the addition of retail sales from Rentalcars.com and Breezenet.com, rental car days sold for the quarter were 1.2 million, an 83% increase over a year ago.”

Travelweb Acquisition.  Priceline.com also announced that it had acquired 71.4% of the equity interests in Travelweb.com, bringing its total ownership to 85.7%.   The purchase price for the interests acquired was $20.8 million; in addition, priceline.com will potentially pay an earn-out after 12 months of approximately 954,547 shares of priceline.com common stock to the selling hotel companies and Pegasus in the event certain performance goals are met.  Priceline also stated it had entered into an agreement to purchase the remaining 14.3% outstanding equity interest held by InterContinental Hotels Group at a future date.

Travelweb has supply agreements with more than 11,000 participating properties in the Travelweb system, including the brands of its founder hotels, Hilton, Hyatt, InterContinental Hotels Group, Marriott, and Starwood, and has distribution agreements with a number of travel websites, including Orbitz.com.  Priceline.com also said today that Travelweb has settled outstanding litigation with Orbitz and that Travelweb will continue supplying Orbitz with merchant hotel inventory through December 31, 2005 under the terms of a revised distribution agreement.

“The acquisition of Travelweb gives priceline.com a proprietary disclosed merchant hotel product to complement priceline.com’s Name Your Own Price® hotel product, allowing us to quickly enhance a strategy that is working for us with airline tickets and car rentals,” said Mr. Boyd.  “We intend to strengthen Travelweb’s product offerings, build retail choice in hotels on priceline.com, build Travelweb’s third-party distribution and leverage our combined capabilities in technology, supplier relations and marketing to drive operating efficiencies.”

Forward Guidance.  Looking forward, Mr. Boyd commented, “Priceline.com intends to  continue building retail choices into our travel products and building functionality to offer customers attractive additional products at the point of reservation.  Further, we have successfully tested and will imminently launch a new vacation package service that will give customers a choice between opaque and retail itineraries depending on their travel requirements and savings preferences.  With a growing topline and efficient cost structure, we are in a position to continue our investments in new products, distribution and marketing while delivering attractive growth in our bottom line earnings.”

In terms of financial targets, Mr. Boyd said,  “We expect gross bookings, gross profit and net income to all benefit from the solid momentum established in the first quarter and we also expect to continue to make significant investments in our advertising and marketing initiatives throughout the remainder of the year.   Travelweb is expected to generate operating losses before acquisition related amortization expenses in the second quarter of approximately 2 cents per share as a result of transition related expenses.  We expect

Travelweb operating results to improve during the course of the second half of 2004.  In 2005 and beyond, we expect Travelweb to be meaningfully accretive to our earnings per share.   For the second quarter 2004, we are guiding investors to the following financial targets:

•                  Year-over-year increase in total gross bookings of 44% - 50%,

•                  Year-over-year increases of 42%- 50% in airline ticket unit bookings, approximately 25% in hotel room night unit bookings and 50% - 60% in rental car day unit bookings,

•                  Year-over-year increase in revenue of approximately 5%,

•                  Year-over-year increase in gross profit of 25% - 30%, and

•                  Net income per share of $0.25 to $0.30, not including the effects of non-cash acquisition-related amortization expense associated with the Travelweb acquisition and stock based compensation and option payroll tax expense.

For third quarter 2004, we expect total gross bookings, revenue, gross profit and net income per share to be roughly comparable to second quarter levels consistent with the normal seasonal pattern of our business and our intention to continue investment in product development and marketing.  We are currently targeting 4th quarter net income per share of $0.13 - $0.17, not including the effects of non-cash, acquisition-related amortization expense associated with the Travelweb acquisition and stock based compensation and option payroll tax expense.”

About priceline.com

Priceline.com is a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises.  Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee.  Priceline.com operates the retail travel Web sites Travelweb.com, Lowestfare.com, Rentalcars.com and

Breezenet.com.  Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees.

###

Press information:  Brian Ek  203-299-8167  (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “may,” “will,” “should,” “could,” “expects,” “does not currently expect,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements: adverse changes in general market conditions for leisure and other travel products as the result of, among other things, terrorist attacks; adverse changes in the Company’s relationships with airlines and other product and service providers including, without limitation, the withdrawal of suppliers from the priceline.com system; the bankruptcy or insolvency of another major domestic airline; risks associated with the acquisition and integration of Travelweb.com; the effects of increased competition; systems-related failures and/or security breaches; the Company’s ability to protect its intellectual property rights; losses by the Company and its licensees; final adjustments made in closing the quarter; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

priceline.com Incorporated

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	March 31, 2004	December 31, 2003
ASSETS

Current assets:
Cash and cash equivalents	$176,092	$93,732
Restricted cash	22,384	22,485
Short-term investments	79,576	151,736
Accounts receivable, net of allowance for doubtful accounts of $627 and $794 at March 31, 2004 and December 31, 2003, respectively	19,052	10,782
Prepaid expenses and other current assets	3,435	4,778

Total current assets	300,539	283,513

Property and equipment, net	15,692	16,524
Intangible assets, net	6,814	7,053
Goodwill	8,779	8,779
Other assets	21,385	21,915

Total assets	$353,209	$337,784

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$38,023	$25,061
Accrued expenses	18,118	21,031
Other current liabilities	3,127	3,522
Total current liabilities	59,268	49,614

Long-term accrued expenses	399	532
Other long-term liabilities	36	537
Long-term debt	124,996	124,524
Total liabilities	184,699	175,207

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK	13,470	13,470

Stockholders’ equity
Common stock	307	306
Treasury stock	(350,628)	(350,628)
Additional paid-in capital	2,056,942	2,055,607
Deferred compensation	(1,302)	(1,408)
Accumulated deficit	(1,551,113)	(1,555,444)
Accumulated other comprehensive income	834	674
Total stockholders’ equity	155,040	149,107

Total liabilities and stockholders’ equity	$353,209	$337,784

priceline.com Incorporated

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31, 2004	March 31, 2003

Merchant revenues	$217,011	$198,608
Agency revenues	6,448	1,005
Other revenues	672	874
Total revenues	224,131	200,487

Cost of merchant revenues	180,757	167,500
Cost of agency revenues	—	—
Cost of other revenues	—	—
Total costs of revenues	180,757	167,500

Gross profit	$43,374	$32,987

Operating expenses:
Advertising	15,405	11,098
Sales and marketing	6,706	6,864
Personnel	8,235	7,512
General and administrative, including option payroll taxes	3,509	2,819
Information technology	2,514	2,367
Depreciation and amortization	2,220	3,912
Stock based compensation	106	—
Warrant costs	—	6,638

Total operating expenses	$38,695	$41,210

Operating income (loss)	$4,679	$(8,223)

Other income:
Interest income	1,110	515
Interest expense	(566)	(23)
Equity in loss of investees, net	(126)	—
Other	6	—
Total other income	$424	$492

Net income (loss)	5,103	(7,731)
Preferred stock dividend	(772)	(297)

Net income (loss) applicable to common stockholders	$4,331	$(8,028)

Net income (loss) applicable to common stockholders per basic common share	$0.12	$(0.21)

Weighted average number of basic common shares outstanding	37,588	37,477

Net income (loss) applicable to common stockholders per diluted common share	$0.11	$(0.21)

Weighted average number of diluted common shares outstanding	38,905	37,477

priceline.com Incorporated - 2004 FIRST QUARTER FINANCIAL DATA SUPPLEMENT

priceline.com Financials

Consolidated Statements of Operations

Consolidated Balance Sheets

Statistical Data

This supplement is unaudited and intended as a supplement to, and should be read in conjunction with, the Company’s audited financial statements and the notes thereto filed with the SEC on Form 10-K and unaudited quarterly financial statements filed with the SEC on Form 10-Q.  Certain data have been reclassified in order to conform historical information in a manner consistent with current presentation and has not been audited in this form.  Certain presentations within this supplement are not consistent with Generally Accepted Accounting Principles.

priceline.com Incorporated

Consolidated Statements of Operations

In thousands, except per share data

(Unaudited)

Income Statement Analysis	1Q03	2Q03	3Q03	4Q03	1Q04	1Q04 vs. 1Q03

Merchant revenues	$198,608	$236,943	$240,584	$176,319	$217,011	9%
Agency revenues	1,005	1,476	1,895	3,178	6,448	542%
Other revenues	874	1,147	962	670	672	-23%
Total revenues	200,487	239,566	243,441	180,167	224,131	12%

Cost of merchant revenues	167,500	199,072	202,793	148,351	180,757	8%
Cost of agency revenues	—	—	—	—	—	—
Cost of other revenues	—	—	—	—	—	—
Total costs of revenues	167,500	199,072	202,793	148,351	180,757	8%

Gross profit	$32,987	$40,494	$40,648	$31,816	$43,374	31%

Operating expenses:
Advertising	11,098	10,774	10,284	10,092	15,405	39%
Sales and marketing	6,864	7,789	7,242	4,908	6,706	-2%
Personnel	7,512	7,547	7,441	7,180	8,235	10%
General and administrative	2,819	2,642	3,058	3,256	3,469	23%
Information technology	2,367	2,604	1,878	2,049	2,514	6%
Depreciation and amortization	3,912	2,787	2,510	2,324	2,220	-43%
Option payroll taxes	—	102	154	—	40	—
Stock based compensation	—	70	106	106	106	—
Restructuring charge/(reversal)	—	—	(137)	(49)	—	—
Warrant costs	6,638	—	—	—	—	-100%

Total operating expenses	$41,210	$34,315	$32,536	$29,866	$38,695	-6%

Operating income (loss)	$(8,223)	$6,179	$8,112	$1,950	$4,679	157%

Other income (expenses):
Interest income, net	492	405	229	441	544	11%
Equity in income/(loss) of investees, net	—	1,105	1,389	(163)	(126)	—
Other	—	—	—	—	6	—

Total other income	$492	$1,510	$1,618	$278	$424	-14%

Net income (loss)	$(7,731)	$7,689	$9,730	$2,228	$5,103	166%

Preferred stock dividend	(297)	—	(1,194)	—	(772)	-160%

Net income (loss) applicable to common stockholders	$(8,028)	$7,689	$8,536	$2,228	$4,331	154%

Net income (loss) applicable to common stockholders per basic common share	$(0.21)	$0.20	$0.22	$0.06	$0.12	157%

Net income (loss) applicable to common stockholders per diluted common share	$(0.21)	$0.20	$0.21	$0.06	$0.11	152%

(1)Weighted average common shares:
Basic	37,477	37,635	38,044	38,019	37,588	0%
Diluted	37,477	39,284	39,812	40,107	38,905	4%
Common shares outstanding, end of period	37,495	37,925	38,291	37,607	37,696	1%

Gross margin	16.5%	16.9%	16.7%	17.7%	19.4%

(1)  Reflects one-for-six reverse stock split.

priceline.com Incorporated

Consolidated Balance Sheets

In thousands

(Unaudited)

	3/31/2003	6/30/2003	9/30/2003	12/31/2003	3/31/2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$52,560	$69,292	$115,302	$93,732	$176,092
Restricted cash	17,025	16,869	20,750	22,485	22,384
Short-term investments	70,194	62,992	148,027	151,736	79,576
Accounts receivable, net of allowance for doubtful accounts	16,106	23,565	18,809	10,782	19,052
Prepaid expenses and other current assets	6,243	8,158	6,737	4,778	3,435

Total current assets	162,128	180,876	309,625	283,513	300,539

PROPERTY AND EQUIPMENT, net	17,690	16,106	16,603	16,524	15,692
INTANGIBLE ASSETS, net	1,086	3,808	3,687	7,053	6,814
GOODWILL	10,517	10,517	9,534	8,779	8,779
OTHER ASSETS	16,837	17,699	22,829	21,915	21,385

TOTAL ASSETS	$208,258	$229,006	$362,278	$337,784	$353,209

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$36,020	$46,863	$38,467	$25,061	$38,023
Accrued expenses	24,983	23,296	22,972	21,031	18,118
Other current liabilities	2,833	2,134	3,100	3,522	3,127
Total current liabilities	63,836	72,293	64,539	49,614	59,268

Long-term accrued expenses	422	276	545	532	399
Other long-term liabilities	—	—	—	537	36
Long-term debt	—	—	125,000	124,524	124,996
Total liabilities	64,258	72,569	190,084	175,207	184,699

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK	13,470	13,470	13,470	13,470	13,470

STOCKHOLDERS’ EQUITY:
Common stock	1,886	303	306	306	307
Treasury stock	(338,410)	(338,410)	(338,410)	(350,628)	(350,628)
Additional paid-in capital	2,040,850	2,048,785	2,055,540	2,055,607	2,056,942
Deferred compensation	—	(1,619)	(1,514)	(1,408)	(1,302)
Accumulated deficit	(1,573,897)	(1,566,208)	(1,557,672)	(1,555,444)	(1,551,113)
Accumulated other comprehensive income	101	116	474	674	834
Total stockholders’ equity	130,530	142,967	158,724	149,107	155,040

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$208,258	$229,006	$362,278	$337,784	$353,209

priceline.com Incorporated

Statistical Data

In thousands

Gross Bookings	1Q03	2Q03	3Q03	4Q03	1Q04

Merchant	$226,739	$267,039	$266,640	$197,543	$244,816
Agency	20,778	30,023	33,875	58,647	115,363
Total	$247,517	$297,061	$300,515	$256,191	$360,179

Year/Year Growth	-19.3%	-16.3%	9.2%	12.2%	45.5%

Units Sold	1Q03	2Q03	3Q03	4Q03	1Q04

Airline Tickets	483	513	438	399	620
Year/Year Growth	-44.2%	-44.4%	-32.0%	-18.1%	28.2%

Hotel Room-Nights	1,234	1,505	1,642	1,319	1,669
Year/Year Growth	35.6%	38.0%	43.2%	36.9%	35.2%

Rental Car Days	663	867	1,215	922	1,213
Year/Year Growth	-12.6%	6.1%	59.1%	61.8%	83.1%

	1Q03	2Q03	3Q03	4Q03	1Q04

Revenue	$200,487	$239,566	$243,441	$180,167	$224,131
Year/Year Growth	-23.4%	-21.3%	1.4%	-8.7%	11.8%

Gross Profit	$32,987	$40,494	$40,648	$31,816	$43,374
Year/Year Growth	-21.4%	-15.9%	7.7%	4.4%	31.5%

Gross Bookings represent the total dollar value of travel booked, inclusive of taxes and fees.

The gross bookings and units sold information included above is for U.S. operations only.